Exhibit 10.1

Irrevocable Proxy

Effective February 21, 2008, each of the undersigned shareholders (each a “Shareholder” and collectively the “Shareholders”) of Northern Oil and Gas, Inc., a Nevada corporation (the “Company”), does hereby irrevocably appoint the Secretary of the Company (whomever he or she may be from time-to-time) to be the Shareholder’s proxy agent, with full power of substitution, and to vote:

(i)	any and all shares of capital stock of the Company owned by the Shareholder as of the date of this Irrevocable Proxy (which shares are specified on the Attachment to this Irrevocable Proxy); and

(ii)
any and all other shares of capital stock of the Company which any Shareholder may hereafter acquire or for which any Shareholder may be deemed a “beneficial owner” (determined in accordance with Rule 13d-3 under the United States Securities Exchange Act of 1934);

from the effective date hereof until such time as this Irrevocable Proxy terminates in accordance with its terms.  In the event that any shares of capital stock of the Company are acquired by any affiliate (as defined by the rules and regulations of the United States Securities and Exchange Commission) of Joseph A. Geraci, II (“Geraci”), Geraci hereby acknowledges and agrees that such shares shall be subject to the terms hereof and agrees to utilize reasonable best efforts to ensure that the person(s) so acquiring such shares delivers to the Company an Irrevocable Proxy identical in form and substance to this Irrevocable Proxy covering the shares so acquired.  The shares of the capital stock of the Company referred to in clauses (i) and (ii) above and the immediately preceding sentence are collectively referred to herein as the “Shares.”

1.           Rights and Powers.  For so long as this Irrevocable Proxy is effective, the Company’s Secretary shall have all of the power and right to vote on, assent or consent to any matter or action of any character whatsoever that may be presented at any shareholder’s meeting or which requires or permits the consent of the shareholders of the Company (each a “Stockholder Matter” and collectively the “Stockholder Matters”), provided, that:

(a)           with respect to any Stockholder Matter acted upon by vote:

(i)           the Company’s Secretary shall vote that number of Shares in favor of such Stockholder Matter equal to the product of the total number of Shares multiplied by the Approval Ratio; and

 (ii)         the Company’s Secretary shall vote that number of Shares against such Stockholder Matter equal to the product of the total number of Shares multiplied by the Dissenting Ratio; and

(b)           with respect to any Stockholder Matter acted upon by consent, the Company’s Secretary shall provide such consent as to the number of Shares determined by multiplying the total number of Shares by a fraction, the numerator of which shall be the number of shares held by Unaffiliated Holders consenting to such Stockholder Matter and the denominator of which shall be the total number of shares entitled to consent thereto, excluding the Shares.

The term “Approval Ratio” shall mean a fraction, the numerator of which is the number of shares voted in favor of a Stockholder Matter by Unaffiliated Holders and the denominator of which shall be the total number of shares actually voted on such Stockholder Matter by all Unaffiliated Holders.  The term “Dissenting Ratio” shall mean a fraction, the numerator of which is the number of shares voted against a Stockholder Matter by Unaffiliated Holders and the denominator of which shall be the total number of shares actually voted on such Stockholder Matter by all Unaffiliated Holders.  The term “Unaffiliated Holders” shall mean holders of Company voting securities that are not:

(c) an affiliate (as defined by the rules and regulations of the United States Securities and Exchange Commission) of Geraci;

(d) a person or entity that directly or indirectly, through one or more intermediaries, controls or is under common control with Geraci; or

(e) a family member of Geraci, where “family member” means any spouse, ex-spouse, parent, step-parent, grandparent, child, step-child, grandchild, sibling, aunt, uncle, cousin, niece, nephew, father-in-law, mother-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

For the avoidance of doubt, but solely for purposes of this Irrevocable Proxy, each of the Shareholders hereby acknowledges that they are an affiliate of Geraci.

2.           No Assumption of Liability.  The Shareholders hereby ratify and confirm all acts that the Company’s Secretary shall do or cause to be done, and any omission to act by the Company’s Secretary, by virtue of and within the limitations set forth in this Irrevocable Proxy.  In exercising the rights and powers granted herein, the Company’s Secretary will exercise his or her best judgment; provided, however, that neither the Company nor the Company’s Secretary shall assume any responsibility whatsoever in respect to any action taken by it, him, her or any of their respective agents and neither the Company nor the Company’s Secretary shall incur any responsibility by reason of any error of law or of anything done, suffered or omitted in connection with the performance or nonperformance of the rights and powers granted to the Company’s Secretary hereunder.  The Company’s Secretary shall not be required to give any bond or other security for the discharge of his or her duties.

3.           Revocation of Prior Proxies; No Subsequent Proxies.  Each of the Shareholders hereby revokes any and all proxies previously given by them with respect to any and all Shares owned by them.  The Shareholders shall not grant any subsequent proxies with respect to any of the Shares unless and until such time as this Irrevocable Proxy terminates in accordance with its terms, and any proxy granted in violation of this provision shall be null and void.

4.           Proxy Irrevocability.  This proxy is irrevocable, is coupled with an interest and is granted in consideration of the Company attempting to list its shares of common stock for trading on The American Stock Exchange and/or for quotation with The Nasdaq Stock Market and for other good and valuation consideration, the receipt and sufficiency of which is hereby acknowledged.  Each of the Shareholders hereby acknowledges and agrees that this Irrevocable Proxy has been duly executed and delivered by authorized persons on behalf of such Shareholder and, notwithstanding any argument or principle of law to the contrary, is a legal, valid and binding agreement and obligation of such Shareholder, enforceable against it in accordance with its terms.  Each of the Shareholders hereby waives any and all arguments and/or claims that they may now have or in the future could have objecting to the legal, valid and binding nature of this Irrevocable Proxy.

5.           Termination.  This Irrevocable Proxy shall terminate upon the earlier to occur of:

(a)           the sale to an Unaffiliated Holder of all of the remaining Shares covered hereby and/or by any Irrevocable Proxy executed pursuant to the introductory paragraph hereof or

(b)           such time as the Shares constitute in the aggregate less than 5% of the total number of shares of voting stock of the Company then outstanding;

provided, however, that in the event Geraci and/or any of the Shareholders and/or any affiliate of Geraci shall acquire additional shares of common stock with the result that all such persons together hold 5% or more of the total number of shares of any class of voting stock of the Company, then such persons shall as soon thereafter as reasonably practicable enter into a new Irrevocable Proxy identical to this Irrevocable Proxy and deliver such Irrevocable Proxy to the Company’s Secretary (and such persons shall thereafter refrain from further accumulations of common stock until such Irrevocable Proxy is properly delivered to the Company’s Secretary).

6.           Acquisition of Capital Stock.  For so long as this Irrevocable Proxy is effective, each of the Shareholders hereby agrees that he/she/it shall not purchase any shares of any class of capital stock of the Company, and that any order, agreement, understanding or other arrangement by any Shareholder to purchase shares of capital stock of the Company shall be null and void.

7.           Miscellaneous.  This Irrevocable Proxy shall be binding on and shall inure to the benefit of each of the parties hereto, and their respective heirs, executors, administrators, successors and assigns.  In the event any action or proceeding (including, but not limited to, any administrative action by any governmental agency or self-regulatory body) is brought as a direct result of any alleged breach, default or dispute under the terms or provisions hereof or for the purpose of enforcing or interpreting any of the terms or provisions hereof, the prevailing party in any such an action or proceeding shall be entitled to recover from the other, in addition to such other relief as the prevailing party may be entitled, the prevailing party’s reasonable attorney fees and legal costs incurred in that action or proceeding.  The laws of the State of Minnesota shall govern the validity and the construction of this Agreement, without regard to principles of conflict of laws.  The laws of the State of Nevada shall govern any matters concerning the grant of this proxy and the voting of the Shares by the Company’s Secretary pursuant hereto.  Except as specifically set forth in this Irrevocable Proxy, no rights or privileges of the Shareholders under the Nevada Revised Statutes, specifically including but not limited to Chapters 78 and 92A thereof, or otherwise, shall be affected hereby.

8.           Transfer of Shares.  Nothing herein is intended to prohibit any sale, assignment, pledge, hypothecation or transfer of any of the Shares by any of the Shareholders; provided, however, that nothing herein shall constitute a waiver or amendment of any provisions of, or otherwise have any effect whatsoever on the rights and obligations of the parties to, that certain Lock-Up/Leak-Out Agreement relating to the Shares executed by one or more of the Shareholders prior to the date hereof.  The proxy granted hereby shall terminate with respect to any Shares transferred to any party that is an Unaffiliated Holder, effective upon consummation of such transfer.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the undersigned Shareholders has executed this Irrevocable Proxy on the date first set forth above.

Lantern Advisers, LLC                                                                                       Mill City Ventures, LP

/s/ Joseph A. Geraci II                                                                                  /s/ Joseph A. Geraci II
By:  Joseph A. Geraci II                                                                By:  Joseph A. Geraci II
Its:  Managing Member                                                                Its:  Managing Member

Isles Capital, LLC
 /s/ Joseph A. Geraci II
/s/ Joseph A. Geraci II                                                                                 Joseph A. Geraci II
By:  Joseph A. Geraci II
Its:  Managing Member
/s/ Kimerlie Geraci
Kimerlie Geraci

Acknowledged by:
Northern Oil and Gas, Inc.

/s/ Michael L. Reger
By:  Michael L. Reger
Its:  Chief Executive Officer and Secretary

Attachment

The following each shall constitute a “Shareholder” and shall collectively constitute the “Shareholders” as defined in that certain Irrevocable Proxy effective February 21, 2008, relating to shares of capital stock of Northern Oil and Gas, Inc., a Nevada corporation:

Shareholder Name	Shares of Common Stock (as of February 21, 2008)
Mill City Ventures, LP	2,480,000
Lantern Advisers, LLC	905,000
Joseph A. Geraci II	310,000
Isles Capital, LLC	200,000
Kimerlie Geraci	215,000